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As filed with the Securities and Exchange Commission on December 21, 2012.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

TAYLOR CAPITAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-4108550 (I.R.S. Employer Identification No.)

9550 West Higgins Road
Rosemont, Illinois 60018
(847) 653-7978
(Address, including zip code, and telephone number, including area code, of each registrant's principal executive offices)

Brian T. Black
General Counsel and Corporate Secretary
9550 West Higgins Road
Rosemont, Illinois 60018
(847) 653-7978
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Dennis R. Wendte, Esq.
Barack Ferrazzano Kirschbaum & Nagelberg LLP
200 West Madison Street, Suite 3900
Chicago, Illinois 60606
(312) 984-3100

             Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

             If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

             If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

             If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

             If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

             Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☒
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum aggregate price per security(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(1)(2)(3)

Common Stock, $0.01 par value per share(4)

Preferred Stock, $0.01 par value per share(4)

Debt Securities(5)

Warrants(6)

Depositary Shares(7)

Subscription Rights(8)

Stock Purchase Contracts

Stock Purchase Units

Units

TOTAL			$225,000,000.00	$18,694.61

(1)
Calculated in accordance with Rule 457(o) under the Securities Act of 1933. The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance of the securities registered by this registration statement. The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee. In no event will the aggregate maximum offering price of all securities issued under this registration statement exceed $225,000,000.00. The amount registered is not specified as to each class of securities to be registered hereunder pursuant to General Instruction II.D. to Form S-3 under the Securities Act of 1933.

(2)
Pursuant to Rule 415(a)(6) under the Securities Act of 1933, the $225,000,000.00 of securities registered pursuant to this registration statement includes $40,000,000.00 of unsold securities (collectively, the "Unsold Securities") previously registered by the registrant on its Registration Statement on Form S-3 filed on January 10, 2011 and declared effective on January 26, 2011 (File No. 333-171634). In connection with the registration of the Unsold Securities, the registrant previously paid a registration fee of $5,224.63. As of the date hereof, all of the Unsold Securities remain unsold. Accordingly, the "Amount of registration fee" above reflects no fee being due for the Unsold Securities.

(3)
Pursuant to Rule 457(p) under the Securities Act of 1933, the registrant is using $6,539.39 of aggregate unutilized fees previously paid with respect to unsold securities registered by the registrant on its: (i) Registration Statement on Form S-3 filed on December 19, 2008, as amended on February 11, 2009, and declared effective on February 20, 2009 (File No. 333-156337), and (ii) Registration Statement on Form S-3 filed on April 23, 2012 and declared effective on May 2, 2012 (File No. 333-180892). Accordingly, the "Amount of registration fee" above reflects an offset of the total registration fee of $25,234.00 otherwise due by $6,539.39 of unutilized fees.

(4)
Shares of common stock or preferred stock may be issued in primary offerings, upon conversion of debt securities or preferred stock registered hereby or upon the exercise of warrants or subscription rights to purchase preferred stock or common stock.

(5)
The debt securities to be offered hereunder will consist of one or more series of senior debt securities or subordinated debt securities, or any thereof, as more fully described herein.

(6)
Warrants exercisable for common stock, preferred stock, depositary shares, debt securities or other securities.

(7)
The depositary shares registered hereunder will be evidenced by depositary receipts issued pursuant to a deposit agreement. If the registrant elects to offer to the public fractional interests in shares of preferred stock, then depositary receipts will be distributed to those persons purchasing the fractional interests and the shares will be issued to the depositary under the deposit agreement.

(8)
Rights evidencing the right to purchase common stock, preferred stock, depositary shares, debt securities or other securities.

             The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

$225,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Depositary Shares
Subscription Rights
Stock Purchase Contracts
Stock Purchase Units
Units

        Taylor Capital Group, Inc. ("we," "us," "our" or the "Company") may offer from time to time to sell, in one or more series, and in any combination, the securities described in this prospectus.

        This prospectus describes the general terms of these securities and the general manner in which we will offer them. Each time that we offer and sell securities using this prospectus, we will provide a supplement to this prospectus that contains specific information about the securities and their terms and the manner in which we will offer them for sale. The prospectus supplement also may add or update information contained in this prospectus. You should carefully read this prospectus and any supplement to this prospectus, as well as any documents we have incorporated into this prospectus by reference, before you invest in any of these securities. References herein to "prospectus supplement" are deemed to refer to any pricing supplement or free writing prospectus describing the specific pricing or other terms of the applicable offering that we prepare and distribute.

        We may offer and sell these securities through underwriters, dealers or agents, or directly to purchasers. We will provide the names of any such underwriters, dealers or agents used in connection with the sale of any of these securities, as well as any fees, commissions or discounts we may pay to such underwriters, dealers or agents in connection with the sale of these securities, in the applicable prospectus supplement.

        Our common stock and our Perpetual Non-Cumulative Preferred Stock, Series A ("Series A Preferred Stock"), are listed on the NASDAQ Global Select Market under the symbols "TAYC" and "TAYCO," respectively. On December 20, 2012, the closing price of our common stock and of our Series A Preferred Stock was $18.64 per share and $25.24 per share, respectively.

        These securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state or jurisdiction where the offer or sale is not permitted. Our principal executive offices are located at 9550 West Higgins Road, Rosemont, Illinois 60018, and our telephone number is (847) 653-7978.

        Investing in our securities involves risks. See "Risk Factors" on page 1.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated                        ,        .

i

RISK FACTORS

        An investment in our securities involves certain risks. Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference in this prospectus, as the same may be updated from time to time by our future filings with the SEC, as well as those contained in any applicable prospectus supplement. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and documents incorporated by reference in this prospectus also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us.

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, using a "shelf" registration process. Under this shelf registration process, we may sell from time to time, in one or more offerings, any combination of the securities described in this prospectus.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Such prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus (including the documents incorporated by reference) and the applicable prospectus supplement together with the additional information referred to under the heading "Where You Can Find More Information."

        You should rely only on the information contained or incorporated by reference in this prospectus or in any supplement to this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of its date only.

        Any of the securities described in this prospectus and in a prospectus supplement may be convertible or exchangeable into, or exercisable for, other securities that are described in this prospectus or will be described in a prospectus supplement, and may be issued separately, together or as part of a unit consisting of two or more securities, which may or may not be separate from one another. The securities offered hereby may include new or hybrid securities developed in the future that combine features of any of the securities described in this prospectus.

        The registration statement that contains this prospectus, including the exhibits to the registration statement, also contains additional information about us and the securities offered under this prospectus. You can find the registration statement at the SEC's website or at the SEC office mentioned under the heading "Where You Can Find More Information."

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Some of the statements in this prospectus and the documents we incorporate by reference in this prospectus constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These forward-looking statements reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words including "may," "might," "contemplate," "plan," "predict," "potential," "should," "will," "expect," "anticipate," "believe,"

"intend," "could" and "estimate" and similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. These risks, uncertainties and other factors include, without limitation:

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  Our business may be adversely affected by the highly regulated environment in which we operate.

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  Competition from financial institutions and other financial services providers may adversely affect our growth and profitability.

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  Our business is subject to the conditions of the local economy in which we operate and continued weakness in the local economy and the real estate markets may adversely affect us.

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  Our business is subject to domestic and, to a lesser extent, international economic conditions and other factors, many of which are beyond our control and could adversely affect our business.

  •
  The preparation of our consolidated financial statements requires us to make estimates and judgments, which are subject to an inherent degree of uncertainty and which may differ from actual results.

  •
  Our allowance for loan losses may prove to be insufficient to absorb losses in our loan portfolio.

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  Our mortgage loan repurchase reserve for losses could be insufficient.

  •
  We are subject to interest rate risk, including interest rate fluctuations that could reduce our profitability.

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  Increasing our mortgage servicing rights ("MSRs") portfolio may increase the volatility of our earnings, and certain hedging strategies that we use to manage investment in MSRs may be ineffective to offset any adverse changes in the fair value of these assets due to changes in interest rates and market liquidity.

  •
  If we are required to reduce the carrying value of the asset relating to our MSRs, our financial condition and results of operations would be negatively affected.

  •
  Increasing dependence on our mortgage business may increase volatility in our consolidated revenues and earnings, and our residential mortgage lending profitability could be significantly reduced if we are not able to originate and resell a high volume of mortgage loans.

  •
  We have counterparty risk and therefore we may be adversely affected by the soundness of other financial institutions.

  •
  We are subject to certain operational risks, including, but not limited to, data processing system failures and errors and customer or employee fraud. Our controls and procedures may fail or be circumvented.

  •
  We are dependent upon outside third parties for processing and handling of our records and data.

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  System failure or breaches of our network security, including with respect to our internet banking activities, could subject us to increased operating costs as well as litigation and other liabilities.

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  We are subject to lending concentration risks.

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  We may not be able to access sufficient and cost-effective sources of liquidity.

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  We are subject to liquidity risk, including unanticipated deposit volatility.

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  The recent repeal of federal prohibitions on payment of interest on business demand deposits could increase our interest expense and have a material adverse effect on us.

  •
  Changes in our credit ratings could increase our financing costs or make it more difficult for us to obtain funding or capital on commercially acceptable terms.

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  As a bank holding company, we are dependent on the ability of our banking subsidiary to make dividends and distributions to us, and our other sources of funds are limited.

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  Our business strategy is dependent on our continued ability to attract, develop and retain highly qualified and experienced personnel in senior management and customer relationship positions.

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  Our reputation could be damaged by negative publicity.

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  New lines of business or new products and services may subject us to certain additional risks.

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  We may experience difficulties in managing our future growth.

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  We are subject to changes in federal and state tax laws and changes in interpretation of existing laws.

  •
  Regulatory requirements, including rules jointly proposed (and recently indefinitely delayed) by the U.S. federal bank regulatory agencies to implement Basel III, growth plans or operating results may require us to raise additional capital, which may not be available on favorable terms or at all.

  •
  We have not paid a dividend on our common stock since the second quarter of 2008. In addition, regulatory restrictions and liquidity constraints at the holding company level could impair our ability to make distributions on our securities.

        For further information about these and other risks, uncertainties and factors, please review the disclosure included in the sections captioned "Risk Factors" in this prospectus, the applicable prospectus supplement and our most recent Annual Report on Form 10-K, as updated by our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings we have made or may make with the SEC. You should not place undue reliance on any forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements or risk factors, whether as a result of new information, future events, changed circumstances or any other reason, after the date of this prospectus.

TAYLOR CAPITAL GROUP, INC.

        We are the holding company of Cole Taylor Bank (the "Bank"), a commercial bank headquartered in Chicago. The Bank specializes in serving the banking needs of closely-held businesses and the people who manage them. Through its national businesses, the Bank also provides services related to asset based lending, residential mortgage lending and commercial equipment leasing through a growing network of offices throughout the U.S. At September 30, 2012, we had assets of $5.1 billion, deposits of $3.6 billion and stockholders' equity of $448.0 million.

        Our primary businesses are commercial banking, commercial real estate lending, asset based lending, residential mortgage lending, commercial leasing and retail banking. Our target commercial banking customers are businesses in industries such as manufacturing, wholesale and retail distribution, transportation, construction contracting and professional services. Our clients are generally closely-held, middle-market companies with annual revenues between $5 million and $250 million. Our commercial banking activities primarily consist of providing loans for working capital, business expansion or acquisition, owner-occupied commercial real estate financing, revolving lines of credit and stand-by and commercial letters of credit. We also offer treasury cash management services, including repurchase agreements, interest rate swap agreements, internet balance reporting, remote deposit capture, positive pay, automated clearing house products, imaged lock-box processing, controlled disbursement and account reconciliation. Our commercial and industrial lending group operates primarily in the Chicago area. Our commercial real estate lending team focuses on loans on income producing non-owner occupied commercial real estate and property development lending.

        In addition, through offices located across the U.S., we also offer asset based lending through Cole Taylor Business Capital, including revolving lines of credit supported by receivables and inventory and term loans supported by equipment and real estate. Our equipment leasing team, Cole Taylor Equipment Finance, is headquartered in Baltimore, Maryland and offers a full range of equipment finance options and specializes in originating and syndicating commercial equipment leases of U.S. middle market companies.

        We also originate, sell and service mortgage loans through Cole Taylor Mortgage, based in Ann Arbor, Michigan. We currently originate, sell or service mortgage loans in 48 states and the District of Columbia. Loan production is sourced through a national broker network, retail offices across the U.S. and from the Bank's banking centers (branches), located in the Chicago area. In addition to our lending activities, we offer deposit products, such as checking, savings and money market accounts, as well as time deposits through nine banking centers (branches) located in the Chicago area and through our on-line banking application. We also cross-sell products and services to the owners and executives of our business customers to help them meet their personal financial goals, including personal credit. In addition to commercial clients, we provide deposit and credit services to our community-based customers, typically individuals and small, local businesses located near one of our banking centers. We use third-party providers to offer investment management and brokerage services and have a relationship with an organization that provides electronic financial aid disbursements and payment services to the higher education industry.

        Our commercial and retail banking and deposit products are delivered by a single operations area located in Rosemont, Illinois. We have two separate and discrete operating segments, Banking and Mortgage Banking. Our principal executive office is located at 9550 West Higgins Road, Rosemont, Illinois 60018, and our phone number is (847) 653-7978.

        Additional information about us is included in our filings with the SEC, which are incorporated by reference into this prospectus. See "Where You Can Find More Information" and "Incorporation of Certain Information by Reference" in this prospectus.

USE OF PROCEEDS

        Unless the applicable prospectus supplement states otherwise, we will use the net proceeds we receive from the sale of the securities offered hereby for general corporate purposes, which may include, among other things, investments in or advances to our subsidiaries, working capital, capital expenditures, stock repurchases, debt repayment or the financing of possible acquisitions. The prospectus supplement relating to a particular offering of securities by us will identify the particular use of proceeds for that offering. Until we use the net proceeds from an offering, we may place the net proceeds in temporary investments or hold the net proceeds in deposit accounts at the Bank.

RATIO OF EARNINGS TO FIXED CHARGES AND
RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The following table sets forth our ratios of earnings to fixed charges and earnings to fixed charges and preferred stock dividends for the periods indicated. For purposes of calculating both the ratio of earnings to fixed charges and earnings to fixed charges and preferred stock dividends, earnings consist of earnings (loss) before income taxes plus interest and rent expense. Fixed charges consist of interest expense and rent expense. "Fixed charges including interest on deposits" consists of all interest expense on deposits and other debt and the amortization of debt issuance costs. The calculation of interest included in operating lease rental expense is representative of the interest factor attributable to the lease payment. The preferred stock dividends amount consists solely of the amount due on our Fixed Rate Cumulative Perpetual Preferred Stock, Series B ("Series B Preferred Stock"), and is on a gross basis to represent the pre-tax income equivalent assuming an estimated tax rate of 35%.

        If we do not redeem the outstanding shares of our Series B Preferred Stock prior to February 15, 2014, the cost of this capital to us will increase substantially on and after that date, with the annual dividend rate increasing from 5.0% to 9.0%, which would adversely affect our ratio of earnings to fixed charges and preferred stock dividends. In addition, on November 20, 2012, we issued and sold 4,000,000 shares of our Series A Preferred Stock, with an annual dividend rate of 8.0%. The payment of dividends on the Series A Preferred Stock will adversely affect our ratio of earnings to fixed charges and preferred stock dividends in any future period when our board of directors declares a dividend on such stock.

	For the nine months ended September 30,				For the years ended December 31,
	2012		2011		2011		2010		2009		2008		2007
Earnings to Fixed Charges:
Including Interest on Deposits(1)	3.17	x	1.20	x	1.32	x	0.30	x	0.69	x	(0.16	)x	0.96	x
Excluding Interest on Deposits(1)	5.11	x	1.42	x	1.66	x	(0.70	)x	(0.01	)x	(4.09	)x	0.82	x
Earnings to Fixed Charges and Preferred Stock Dividends:
Including Interest on Deposits(2)(3)	2.52	x	0.96	x	1.06	x	0.25	x	0.59	x	(0.16	)x	0.96	x(4)
Excluding Interest on Deposits(2)(3)	3.43	x	0.93	x	1.10	x	(0.47	)x	(0.00	)x	(3.63	)x	0.82	x(4)

(1)
For the years ended December 31, 2010, 2009, 2008 and 2007, the coverage deficiency was $52.6 million, $30.7 million, $132.7 million and $5.0 million, respectively, both including and excluding interest on deposits.

(2)
As of September 30, 2012, there were 1,282,674 shares of the Nonvoting Convertible Preferred Stock outstanding. As described under "Description of Preferred Stock—Outstanding Preferred Stock—Nonvoting Convertible Preferred Stock," the Nonvoting Convertible Preferred Stock is entitled to receive dividends only when, as and if declared by our board of directors, in an identical form of consideration and at the same time, as those dividends or distributions that would have been payable on the number of whole shares of common stock into which such shares of the Nonvoting Convertible Preferred Stock would be convertible pursuant to its terms.

(3)
For the years ended December 31, 2010, 2009, 2008 and 2007, and for the period ended September 30, 2011, the coverage deficiency was $67.5 million, $48.4 million, $136.0 million, $5.0 million and $2.4 million, respectively, both including and excluding interest on deposits.

(4)
No shares of our preferred stock were outstanding during the year ended December 31, 2007, and accordingly, we did not pay preferred stock dividends during this period.

DESCRIPTION OF SECURITIES WE MAY OFFER

        This prospectus contains summary descriptions of the common stock, preferred stock, debt securities, warrants, depositary shares, subscription rights, stock purchase contracts, stock purchase units and units that we may offer and sell from time to time. When one or more of these securities are offered in the future, a prospectus supplement will explain the particular terms of the securities and the extent to which these general provisions may apply. These summary descriptions and any summary descriptions in the applicable prospectus supplement do not purport to be complete descriptions of the terms and conditions of each security and are qualified in their entirety by reference to our Fourth Amended and Restated Certificate of Incorporation (our "Certificate of Incorporation"), our Fourth Amended and Restated By-laws (our "By-laws"), the Delaware General Corporation Law and any other documents referenced in such summary descriptions and from which such summary descriptions are derived. If any particular terms of a security described in the applicable prospectus supplement differ from any of the terms described in this prospectus, then the terms described in this prospectus will be deemed superseded by the terms set forth in that prospectus supplement.

        We may issue securities in book-entry form through one or more depositaries, such as The Depository Trust Company, Euroclear or Clearstream, named in the applicable prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the applicable depositary, unless otherwise stated. We will issue the securities in registered form, without coupons, although we may issue the securities in bearer form if so specified in the applicable prospectus supplement. If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so.

DESCRIPTION OF COMMON STOCK

        The following is a summary of the material terms, limitations, voting powers and relative rights of the common stock as contained in our Certificate of Incorporation, which is incorporated by reference herein. This summary does not purport to be a complete description of the terms and conditions of our common stock in all respects and is subject to and qualified in its entirety by reference to our Certificate of Incorporation, our By-laws, the Delaware General Corporation Law and any other documents referenced in the summary descriptions and from which the summary descriptions are derived. Although we believe this summary covers the material terms and provisions of our common stock set forth in the Certificate of Incorporation, it may not contain all of the information that is important to you.

General

        We may issue common stock from time to time. We have one class of common stock. Of the 45,000,000 shares of our common stock with a par value of $0.01 per share authorized in our Certificate of Incorporation, 28,792,042 shares were outstanding as of December 20, 2012, exclusive of shares held in treasury.

Dividend Rights

        Holders of our common stock are entitled to receive any cash dividends that may be declared by our board of directors. During the second quarter of 2008, our board of directors discontinued dividend payments to holders of our common stock. We are subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. Subject to these restrictions, the declaration and payment of future dividends to holders of our common stock will be at the discretion of our board of directors and will depend upon our earnings and financial condition, our capital requirements and those of our subsidiaries, regulatory conditions and considerations and other factors as our board of directors may deem relevant. No cash dividends will be paid with respect to our common stock for any period unless dividends for the same period, and any accumulated but unpaid dividends, with respect to any outstanding series of our preferred stock having preferential rights with respect to dividends have been paid.

Voting Rights

        Each share of common stock entitles the holder thereof to one vote per share on all matters on which the holders of our common stock are entitled to vote. The common stock does not have cumulative voting rights.

Liquidation Rights

        In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of common stock are entitled to receive, pro rata, our assets which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding.

Preemptive Rights

        The holders of our common stock have no preemptive rights.

Miscellaneous

        Shares of our common stock are not convertible into shares of any other class of capital stock. The issued and outstanding shares of our common stock are fully paid and nonassessable.

DESCRIPTION OF PREFERRED STOCK THAT WE MAY OFFER

        The following is a summary of the material terms, preferences, limitations, voting powers and relative rights of the preferred stock that we may offer from time to time. This summary does not purport to be a complete description of the terms and conditions of our preferred stock in all respects and is subject to and qualified in its entirety by reference to our Certificate of Incorporation, our By-laws, the Delaware General Corporation Law and the certificate of designations relating to any particular series of preferred stock. Although we believe this summary covers the material terms and provisions of the preferred stock that we may offer, it may not contain all of the information that is important to you.

General

        Under our Certificate of Incorporation, our board of directors is authorized, without further stockholder action, to issue up to 10,000,000 shares of preferred stock, $0.01 par value per share, in one or more series, and to determine the voting powers and the designations, preferences, and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of each series. As of December 20, 2012, there were 1,350,000 shares of preferred stock designated as Nonvoting Convertible Preferred Stock, 1,282,674 of which were issued and outstanding, 104,823 shares of preferred stock designated as Series B Preferred Stock, all of which were issued and outstanding and 4,000,000 shares of preferred stock designated as Series A Preferred Stock, all of which were issued and outstanding. We may amend our Certificate of Incorporation to increase the number of authorized shares of preferred stock in a manner permitted by our Certificate of Incorporation and the Delaware General Corporation Law.

        We will describe the particular terms of any series of preferred stock being offered in the prospectus supplement relating to that series of preferred stock. Those terms may include:

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  the number of shares being offered;

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  the title and liquidation preference per share;

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  the purchase price;

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  the dividend rate or method for determining that rate;

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  the dates on which dividends will be paid;

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  whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will begin to accumulate;

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  any applicable redemption or sinking fund provisions;

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  any applicable conversion provisions;

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  whether we have elected to offer depositary shares with respect to that series of preferred stock; and

  •
  any additional dividend, liquidation and other rights and restrictions applicable to that series of preferred stock.

        The shares of preferred stock will, when issued against full payment of their purchase price, be fully paid and nonassessable.

Dividend Rights

        If you purchase preferred stock being offered by use of this prospectus and an applicable prospectus supplement, you will be entitled to receive, when, as and if declared by our board of directors, dividends at the rates and on the dates set forth in the prospectus supplement. Dividend rates may be fixed, variable or both. The nature, amount, rates, timing and other details of dividend rights for a series of preferred stock will be described in the applicable prospectus supplement and will be payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of our stock, as described in the applicable prospectus supplement. We are subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums.

Voting Rights

        The voting rights of preferred stock of any series being offered will be described in the applicable prospectus supplement.

Liquidation Rights

        In the event that we liquidate, dissolve or wind-up our affairs, either voluntarily or involuntarily, holders of our preferred stock will be entitled to receive liquidating distributions in the amount set forth in the applicable prospectus supplement, plus accrued and unpaid dividends, if any, before we make any distribution of assets to the holders of our common stock or any junior preferred stock. If we fail to pay in full all amounts payable with respect to preferred stock being offered by us and any stock having the same rank as that series of preferred stock, the holders of the preferred stock and of that other stock will share in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After the holders of each series of preferred stock and any stock having the same rank as the preferred stock are paid in full, they will have no right or claim to any of our remaining assets. For any series of preferred stock being offered by this prospectus and an applicable prospectus supplement, neither the sale of all or substantially all of our property or business nor a merger or consolidation by us with any other corporation will be considered a dissolution, liquidation or winding-up of our business or affairs.

Redemption

        The terms, if any, on which shares of a series of preferred stock being offered may be redeemed will be described in the applicable prospectus supplement. The preferred stock of a series may be redeemed in such amount or amounts, and at such time or times, if any, as may be provided in respect of that particular series of preferred stock. Preferred stock may be redeemed by the Company only to the extent legally permissible.

Conversion Rights

        The applicable prospectus supplement will state the terms, if any, on which shares of a series of preferred stock being offered are convertible into shares of our common stock or another series of our preferred stock.

DESCRIPTION OF OUR OUTSTANDING PREFERRED STOCK

        The following is a summary of the material terms, preferences, limitations, voting powers and relative rights of our outstanding preferred stock as contained in our Certificate of Incorporation, which is incorporated by reference herein. This summary does not purport to be a complete description of the terms and conditions of our preferred stock in all respects and is subject to and qualified in its entirety by reference to our Certificate of Incorporation, our By-laws, the Delaware General Corporation Law and the certificate of designations relating to the particular series of preferred stock, if applicable. Although we believe this summary covers the material terms and provisions of our preferred stock set forth in the Certificate of Incorporation, it may not contain all of the information that is important to you.

Nonvoting Convertible Preferred Stock

General

        We have 1,350,000 shares of our authorized preferred stock designated as Nonvoting Convertible Preferred Stock, of which 1,282,674 shares were issued and outstanding as of December 20, 2012.

Dividend Rights

        Holders of the Nonvoting Convertible Preferred Stock are entitled to receive dividends when, as and if declared by our board of directors, in an identical form of consideration and at the same time, as those dividends or distributions that would have been payable on the number of whole shares of our common stock that such shares of the Nonvoting Convertible Preferred Stock would be convertible into in connection with a Widely Dispersed Offering (as defined below) of the Nonvoting Convertible Preferred Stock. We will not pay any dividends with respect to our common stock unless an equivalent dividend also is paid to the holders of our Nonvoting Convertible Preferred Stock. A "Widely Dispersed Offering" means any sale or other transfer of the Nonvoting Convertible Preferred Stock: (i) pursuant to any public offering or public sale of our securities; (ii) to a person or group of persons if, after such transfer, such person or group of persons in the aggregate would own or control more than 50% of our outstanding voting securities without any such transfer; (iii) to a person or group of persons in a transaction or series of related transactions in which no transferee would receive in such transaction or series of related transactions more than 2% of our outstanding voting securities; (iv) pursuant to a merger, consolidation or similar transaction involving if, after such transaction, a person or group of persons in the aggregate would own or control more than 50% of our outstanding voting securities; or (v) to a person or group of persons who has been approved by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") to hold the number of our voting securities held by such person or group of persons after giving effect to such transfer.

Voting Rights

        Holders of the Nonvoting Convertible Preferred Stock are not entitled to vote on any matters brought before our stockholders and have no class voting rights except as specifically required under the Certificate of Incorporation and Delaware law. Under the Certificate of Incorporation, we must receive prior approval of the holders of the Nonvoting Convertible Preferred Stock, voting as a separate class, to: (i) authorize or issue, or obligate us to issue, any class or series of capital stock the terms of which expressly provide that such class or series will rank senior to our common stock or the Nonvoting Convertible Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Company (in each case, without regard to whether dividends accrue cumulatively or non-cumulatively); (ii) increase the authorized number of shares of the Nonvoting Convertible Preferred Stock; (iii) enter any agreement, contract or understanding or otherwise incur any obligation which by its terms would violate or be in conflict in any material respect with the rights or preferences of the Nonvoting Convertible Preferred Stock; (iv) amend our Certificate of Incorporation or our By-laws, if such amendment would alter or change the powers, preferences or special rights of the holders of the Nonvoting Convertible Preferred Stock so as to affect them adversely; or (v) amend or waive any provision of the terms of Exhibit B to our Certificate of Incorporation.

Dividend and Liquidation Priority

        The Nonvoting Convertible Preferred Stock ranks, as to payments of dividends and distribution of assets upon dissolution, liquidation or winding up of the Company: (i) junior to the Series A Preferred Stock and the Series B Preferred Stock, and all future issuances of preferred stock ranking senior to the Nonvoting Convertible Preferred Stock; and (ii) equal to our common stock. There are no restrictions on the repurchase or redemption of any shares of our capital stock during such time as dividend payments on the Nonvoting Convertible Preferred Stock are in arrears.

Preemptive Rights

        Our Nonvoting Convertible Preferred Stock does not entitle the holders thereof to any preemptive rights.

Conversion Rights

        Each share of the Nonvoting Convertible Preferred Stock is convertible into one share of our common stock, subject to adjustment as set forth in the Certificate of Incorporation, automatically upon a Widely Dispersed Offering (as defined above) of such shares of the Nonvoting Convertible Preferred Stock.

Series A Preferred Stock

General

        We have 4,000,000 shares of our authorized preferred stock designated as Series A Preferred Stock, of which 4,000,000 shares were issued and outstanding as of December 20, 2012.

Dividends Rights

        Dividends on shares of the Series A Preferred Stock are not mandatory. Holders of the Series A Preferred Stock are entitled to receive, when, as and if declared by our board of directors or a duly authorized committee thereof out of legally available assets, non-cumulative cash dividends on the liquidation preference, which is $25 per share. These dividends are payable quarterly in arrears on each February 15, May 15, August 15 and November 15, such date being referred to herein as a dividend payment date. Dividends on each share of the Series A Preferred Stock are payable on the liquidation preference amount of $25 at an annual rate equal to 8.00%.

        If dividends are declared by our board of directors, dividends will be payable to holders of record of the Series A Preferred Stock as they appear on our books on the applicable record date, which shall be the fifteenth calendar day preceding such dividend payment date.

        A dividend period is the period from and including a dividend payment date to but excluding the next dividend payment date, except that the initial dividend period commenced on and includes the original issue date of the Series A Preferred Stock. Dividends are calculated on the basis of a 360-day year consisting of twelve 30-day months. If any date on which dividends would otherwise be payable is not a business day, then the dividend payment date will be the next succeeding business day and no additional dividends will accrue in respect of any payment made on the next succeeding business day.

        Dividends on shares of the Series A Preferred Stock are not cumulative. Accordingly, if our board of directors or a duly authorized committee thereof does not declare a dividend on the Series A Preferred Stock payable in respect of any dividend period before the related dividend payment date, such dividend will not be deemed to have accrued and we will have no obligation to pay a dividend for that dividend period on the dividend payment date or at any future time, whether or not dividends on the Series A Preferred Stock are declared for any future dividend period.

        So long as any of the Series A Preferred Stock remains outstanding, unless the full dividends for the then-current dividend period on all outstanding shares of the Series A Preferred Stock have been declared and paid in full or declared and a sum sufficient for the payment thereof has been set aside, then (i) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any junior stock (other than a dividend payable solely in junior stock), (ii) no shares of junior stock shall be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than as a result of a reclassification of junior stock for or into other junior stock, or the exchange or conversion of one share of junior stock for or into another share of junior stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock) nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by us and (iii) no shares of parity stock shall be repurchased, redeemed or otherwise acquired for consideration by us otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series A Preferred Stock and such parity stock except by conversion into or exchange for junior stock, during such dividend period.

        On any dividend payment date for which dividends are not paid in full on shares of the Series A Preferred Stock and any parity stock, all dividends declared on shares of the Series A Preferred Stock and any parity stock for payment on such dividend payment date will be declared on a proportionate basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current dividend period per share on the Series A Preferred Stock, and accrued dividends, including accumulations, on parity stock, bear to each other. No interest will be payable in respect of any dividend payment on shares of the Series A Preferred Stock that may be in arrears. If the board of directors or any duly authorized committee of the board of directors determines not to pay any dividend or a full dividend on a dividend payment date, we will provide, or cause to be provided, written notice to the holders of the Series A Preferred Stock prior to such date.

        Subject to the foregoing, and not otherwise, such dividends, as may be determined by our board of directors or a duly authorized committee thereof, may be declared and paid on our common stock and any other stock ranking equally with or junior to the Series A Preferred Stock, from time to time out of any assets legally available for such payment, and the holders of the Series A Preferred Stock shall not be entitled to participate in any such dividend.

        Our ability to declare and pay dividends is limited by applicable regulatory restrictions, including the guidelines of the Federal Reserve Board applicable to bank holding companies. In addition, we cannot declare and pay dividends unless all accrued and unpaid dividends on the Series B Preferred Stock for all past dividend periods are paid in full.

Voting Rights

        The shares of Series A Preferred Stock do not have voting rights, except as provided below or as otherwise specifically required by law. When voting rights are applicable, each holder of the Series A Preferred Stock has one vote per share, including when acting by written consent.

        Right to Elect Two Directors upon a Nonpayment Event.    Whenever dividends on any shares of the Series A Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series A Preferred Stock as to payment of dividends, and upon which similar voting rights have been conferred and are exercisable, including the Series B Preferred Stock, shall have not been declared and paid for an amount equal to six or more dividend payments, whether or not for consecutive dividend periods (a "Nonpayment"), the authorized number of directors on our board of directors shall automatically increase by two, and the holders of the Series A Preferred Stock (together with holders of any and all other classes of our authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) will be entitled to vote as a single class for the election of a total of two additional members of our board of directors (the "Preferred Stock Directors") to fill such newly created directorships. In that event, the number of directors on our board of directors shall automatically increase by two and, at the request of any holder of the Series A Preferred Stock, a special meeting of the holders of the Series A Preferred Stock and any other class or series of preferred stock that ranks on parity with the Series A Preferred Stock as to payment of dividends (including holders of our Series B Preferred Stock) and for which dividends have not been paid, shall be called for the election of the two directors (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), followed by such election at each subsequent annual meeting. Our board of directors shall at no time include more than two such Preferred Stock Directors, including all directors that the holders of any series of our authorized preferred stock having equal voting rights are entitled to elect.

        The voting rights described above will continue until full dividends have been regularly declared and paid on the shares of the Series A Preferred Stock and any other class or series of preferred stock that ranks on parity with the Series A Preferred Stock as to payment of dividends for at least four consecutive dividend periods following the Nonpayment. No person may be elected as a Preferred Stock Director who would cause us to violate any corporate governance requirements of any securities exchange or other trading facility on which our securities may then be listed or traded that listed or traded companies must have a majority of independent directors.

        If and when full dividends have been regularly declared and paid for at least four consecutive dividend periods following a Nonpayment on the Series A Preferred Stock and any other class or series of preferred stock that ranks on parity with the Series A Preferred Stock as to payment of dividends, the holders of the Series A Preferred Stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent Nonpayment) and the term of office of each Preferred Stock Director so elected shall immediately terminate and the authorized number of directors on our board of directors shall automatically decrease by two. Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series A Preferred Stock (together with holders of any and all other classes of our authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) when they have the voting rights described above. So long as a Nonpayment shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election of the Preferred Stock Directors) may be filled by the consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of the outstanding shares of the Series A Preferred Stock (together with holders of any and all other series of our authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) to serve until the next annual meeting of stockholders. The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

        Although we do not believe the shares of the Series A Preferred Stock are considered "voting securities" currently, if they were to become "voting securities" for the purposes of the Bank Holding Company Act of 1956 ("BHCA"), whether because we have missed six dividend payments and holders of the Series A Preferred Stock have the right to elect directors as a result, or for other reasons, a holder of 25% or more of the Series A Preferred Stock, or a holder of a lesser percentage of our Series A Preferred Stock that is deemed to exercise a "controlling influence" over us, may become subject to regulation under the BHCA. In addition, if the shares of the Series A Preferred Stock become "voting securities", then (i) any bank holding company or foreign bank that is subject to the BHCA may need approval to acquire or retain more than 5% of the then outstanding Series A Preferred Stock, and (ii) any holder (or group of holders acting in concert) may need regulatory approval to acquire or retain 10% or more of the Series A Preferred Stock. A holder or group of holders may also be deemed to control us if they own 25% or more of our total equity, or in certain limited circumstances 33% or more of our total equity, both voting and non-voting equity, aggregating all shares held by the investor across all classes of stock. Holders of the Series A Preferred Stock should consult their own counsel with regard to regulatory implications.

        Other Voting Rights.    So long as any shares of the Series A Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by our Certificate of Incorporation, the vote or consent of the holders of at least 66 2/3% of the then-outstanding shares of the Series A Preferred Stock, voting separately as a single class, shall be necessary for effecting or validating:

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  any amendment, alteration or repeal of any provision of our Certificate of Incorporation (including the certificate of designations creating the Series A Preferred Stock), By-laws that would alter or change the voting powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely (provided that any amendment of the Certificate of Incorporation so as to authorize or create, or to increase the authorized amount of (i) any class or series of stock that does not rank senior to the Series A Preferred Stock with respect to the payment of dividends and/or the distribution of assets upon our liquidation, dissolution or winding-up or (ii) any securities (other than our capital stock) convertible into any class or series of stock that does not rank senior to the Series A Preferred Stock with respect to either the payment of dividends or the distribution of assets upon our liquidation, dissolution or winding-up shall not be deemed to affect adversely the voting powers, preferences or special rights of the Series A Preferred Stock);

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  any amendment or alteration of our Certificate of Incorporation to authorize or create, or increase the authorized amount of, any shares of any class or series or any securities convertible into shares of any class or series of our capital stock ranking senior to the Series A Preferred Stock with respect to the payment of dividends and/or the distribution of assets upon our liquidation, dissolution or winding-up; or

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  any consummation of a binding share exchange or reclassification involving the Series A Preferred Stock, or of a merger or consolidation of us with or into another corporation or other entity, unless (i) the shares of the Series A Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving corporation, are converted into or exchanged for preference securities of the surviving corporation or a corporation controlling such corporation that is an entity organized and existing under the laws of the U.S., any state thereof or the District of Columbia, and (ii) the shares of the Series A Preferred Stock remaining outstanding or such new preference securities, as the case may be, have such rights, preferences, privileges and voting powers, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series A Preferred Stock.

        The foregoing provisions will not apply if, at or prior to the time when any such vote or consent would otherwise be required, all outstanding shares of the Series A Preferred Stock have been redeemed or have been called for redemption upon proper notice, and sufficient funds have been set aside for such redemption.

        Delaware law provides that the holders of preferred stock will have the right to vote separately as a class on any amendment to our Certificate of Incorporation that would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely. If any such proposed amendment would alter or change the powers, preferences or special rights of one or more series of preferred stock so as to affect them adversely, but would not so affect the entire class of preferred stock, only the shares of the series so affected shall be considered a separate class for purposes of this vote on the amendment. This right is in addition to any voting rights that may be provided for in our Certificate of Incorporation.

Liquidation Rights

        In the event we liquidate, dissolve or wind-up our business and affairs, either voluntarily or involuntarily, holders of the Series A Preferred Stock will be entitled to receive liquidating distributions of $25 per share, plus any declared and unpaid dividends, before we make any distribution of assets to the holders of our common stock or any other class or series of shares ranking junior to the Series A Preferred Stock and subject to the rights of the holders of any class or series of securities ranking senior to or on parity with the Series A Preferred Stock upon liquidation and the rights of our depositors and other creditors with respect to the distribution of assets. If we fail to pay in full all amounts payable, including declared but unpaid dividends, with respect to the Series A Preferred Stock and any stock having the same rank as the Series A Preferred Stock with respect to the distribution of assets, the holders of the Series A Preferred Stock and such other stock will share in any distribution of assets in proportion to the respective aggregate liquidation preferences to which they are entitled. After the holders of the Series A Preferred Stock and any stock having the same rank as the Series A Preferred Stock are paid in full, they will have no right or claim to any of our remaining assets.

        For the purposes of the liquidation rights of the holders of the Series A Preferred Stock, neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of our property or business nor a merger or consolidation by us with or into any other entity will be considered a dissolution, liquidation or winding-up of our business or affairs.

Redemption

        The Series A Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. The holders of the Series A Preferred Stock do not have the right to require the redemption or repurchase of the Series A Preferred Stock.

        Optional Redemption.    We may redeem shares of the Series A Preferred Stock on any dividend payment date on or after February 15, 2018, in whole or in part, from time to time, at a redemption price equal to $25 per share, plus any declared and unpaid dividends on the shares of the Series A Preferred Stock called for redemption. Dividends will cease to be payable on those shares on and after the redemption date. Redemption of the Series A Preferred Stock is subject to our receipt of any required prior approvals from the Federal Reserve Board and to the satisfaction of any conditions set forth in the capital guidelines of the Federal Reserve Board applicable to the redemption of the Series A Preferred Stock.

        Notwithstanding the foregoing, within 90 days of a "regulatory capital treatment event," we may, at any time prior to February 15, 2018, at our option, subject to the approval of the appropriate U.S. federal bank regulatory agency, provide notice of our intent to redeem in accordance with the procedures described below, and subsequently redeem, all (but not less than all) of the shares of the Series A Preferred Stock at the time outstanding at a redemption price equal to $25 per share, plus any declared and unpaid dividends on the shares of the Series A Preferred Stock called for redemption.

        A "regulatory capital treatment event" means our determination, in good faith, that, as a result of any

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  amendment to, or change (including any announced prospective change) in, the laws or regulations of the U.S. or any political subdivision of or in the U.S. that is enacted or becomes effective after the initial issuance of any share of the Series A Preferred Stock;

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  proposed change in those laws or regulations that is announced after the issuance of any share of the Series A Preferred Stock; or

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  official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of the Series A Preferred Stock;

there is more than an insubstantial risk that we will not be entitled to treat the full liquidation value of all shares of the Series A Preferred Stock then outstanding as Tier 1 capital (or its equivalent) for purposes of the capital adequacy guidelines or regulations of the appropriate U.S. federal bank regulatory agency, as then in effect and applicable, for as long as any share of the Series A Preferred Stock is outstanding.

        Our ability to redeem the Series A Preferred Stock is subject to all accrued and unpaid dividends being paid on all outstanding shares of the Series B Preferred Stock and any parity stock.

        Procedures.    If we redeem shares of the Series A Preferred Stock, we will provide notice to the holders of record of the shares of the Series A Preferred Stock to be redeemed. Such notice will be provided not less than 30 days and not more than 60 days prior to the date fixed for the redemption. Each notice of redemption will include a statement setting forth:

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  the redemption date;

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  the number of shares of the Series A Preferred Stock to be redeemed and, if less than all the shares held by the holder are to be redeemed, the number of shares of the Series A Preferred Stock to be redeemed from the holder;

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  the redemption price; and

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  the place or places where the certificates representing those shares are to be surrendered for payment of the redemption price.

        In case of any redemption of only part of the shares of the Series A Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or by lot or in such other manner as our board of directors may determine to be fair and equitable. Subject to the foregoing provisions, our board of directors shall have full power and authority to prescribe the terms and conditions upon which shares of the Series A Preferred Stock shall be redeemed from time to time.

        If notice of redemption has been duly given and if on or before the redemption date specified in the notice we have set aside all funds necessary for the redemption in trust for the pro rata benefit of the holders of record of the shares called for redemption then, notwithstanding that any certificate for any share called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all such shares called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall cease and terminate on such redemption date, except the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to us, after which time the holders of the shares so called for redemption shall look only to us for payment of the redemption price of such shares.

No Preemptive and Conversion Rights

        The holders of the Series A Preferred Stock do not have any preemptive rights. The Series A Preferred Stock is not convertible into or exchangeable for property or shares of any other series or class of our capital stock.

Series B Preferred Stock

General

        We originally issued the Series B Preferred Stock to the U.S. Department of the Treasury ("Treasury") on November 21, 2008 in connection with Treasury's Troubled Asset Relief Program Capital Purchase Program in a private placement exempt from the registration requirements of the Securities Act. On June 19, 2012, Treasury sold the Series B Preferred Stock to private investors in an underwritten public offering as part of Treasury's ongoing efforts to wind down its investment in financial institutions under the Capital Purchase Program. All 104,823 issued and outstanding shares of our Series B Preferred Stock are currently held by private parties. This description is subject to and qualified in its entirety by reference to our Certificate of Incorporation.

Dividend Rights

        Dividends on the Series B Preferred Stock are payable quarterly in arrears, when, as and if authorized and declared by our board of directors out of legally available funds, on a cumulative basis on the $1,000 per share liquidation preference amount plus the amount of accrued and unpaid dividends for any prior dividend periods, at a rate of (i) 5% per annum, from the original issuance date to but excluding the first day of the first dividend period commencing on or after the fifth anniversary of the original issuance date (i.e., 5% per annum from November 21, 2008 to but excluding February 15, 2014), and (ii) 9% per annum, from and after the first day of the first dividend period commencing on or after the fifth anniversary of the original issuance date (i.e., 9% per annum on and after February 15, 2014). Dividends are payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year. Each dividend will be payable to holders of record as they appear on our stock register on the applicable record date, which will be the 15th calendar day immediately preceding the related dividend payment date (whether or not a business day), or such other record date determined by our board of directors that is not more than 60 nor less than ten days prior to the related dividend payment date. Each period from and including a dividend payment date (or the date of the issuance of the Series B Preferred Stock) to but excluding the following dividend payment date is referred to as a "dividend period." Dividends payable for each dividend period are computed on the basis of a 360-day year consisting of twelve 30-day months. If a scheduled dividend payment date falls on a day that is not a business day, the dividend will be paid on the next business day as if it were paid on the scheduled dividend payment date, and no interest or other additional amount will accrue on the dividend. The term "business day" means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

        Dividends on the Series B Preferred Stock are cumulative. If for any reason our board of directors does not declare a dividend on the Series B Preferred Stock for a particular dividend period, or if the board of directors declares less than a full dividend, we will remain obligated to pay the unpaid portion of the dividend for that period and the unpaid dividend will compound on each subsequent dividend date (meaning that dividends for future dividend periods will accrue on any unpaid dividend amounts for prior dividend periods).

        We are not obligated to pay holders of the Series B Preferred Stock any dividend in excess of the dividends on the Series B Preferred Stock that are payable as described above. There is no sinking fund with respect to dividends on the Series B Preferred Stock.

Priority of Dividends

        So long as any of the Series B Preferred Stock remains outstanding, we may not declare or pay a dividend or other distribution on our common stock or any other shares of Dividend Junior Stock (other than dividends payable solely in common stock) or Dividend Parity Stock (other than dividends paid on a pro rata basis with the Series B Preferred Stock), and we generally may not directly or indirectly purchase, redeem or otherwise acquire any shares of common stock, Dividend Junior Stock or Dividend Parity Stock (including our Series A Preferred Stock) unless all accrued and unpaid dividends on the Series B Preferred Stock for all past dividend periods are paid in full.

        "Dividend Junior Stock" means our common stock and any other class or series of our stock the terms of which expressly provide that it ranks junior to the Series B Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Company (including our Nonvoting Convertible Preferred Stock).

        "Dividend Parity Stock" means any class or series of our stock, other than the Series B Preferred Stock, the terms of which do not expressly provide that such class or series will rank senior or junior to the Series B Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Company, in each case without regard to whether dividends accrue cumulatively or non-cumulatively (including our Series A Preferred Stock).

Voting Rights

        Holders of the Series B Preferred Stock do not have voting rights other than those described below, except to the extent specifically required by Delaware law.

        Right to Elect Two Directors upon a Nonpayment Event.    Whenever dividends have not been paid on the Series B Preferred Stock for six or more quarterly dividend periods, whether or not consecutive, the authorized number of our directors will automatically increase by two and the holders of the Series B Preferred Stock will have the right, with the holders of shares of any other classes or series of Voting Parity Stock (as defined below and including our Series A Preferred Stock) outstanding at the time, voting together as a class, to elect two directors (the "Preferred Directors") to fill such newly created directorships at our next annual meeting of stockholders (or at a special meeting called for that purpose prior to the next annual meeting) and at each subsequent annual meeting of stockholders until all accrued and unpaid dividends (including dividends accrued on any unpaid dividends) for all past dividend periods on all outstanding Series B Preferred Stock have been paid in full at which time this right will terminate with respect to the Series B Preferred Stock, subject to revesting in the event of each and every subsequent default by us in the payment of dividends on the Series B Preferred Stock.

        There is no limit on the number of nominations and a plurality of eligible voters would determine the election of the two new directors. No person may be elected as a Preferred Director who would cause us to violate any corporate governance requirements of any securities exchange or other trading facility on which our securities may then be listed or traded that listed or traded companies must have a majority of independent directors. Upon any termination of the right of the holders of the Series B Preferred Stock and Voting Parity Stock as a class to vote for directors as described above, the Preferred Directors will cease to be qualified as directors, the terms of office of all Preferred Directors then in office will terminate immediately and the authorized number of directors will be reduced by the number of Preferred Directors which had been elected by the holders of the Series B Preferred Stock and the Voting Parity Stock. Any Preferred Director may be removed at any time, with or without cause, and any vacancy created by such a removal may be filled, only by the affirmative vote of the holders of a majority of the outstanding Series B Preferred Stock voting separately as a class together with the holders of shares of Voting Parity Stock, to the extent the voting rights of such holders described above are then exercisable. If the office of any Preferred Director becomes vacant for any reason other than removal from office, the remaining Preferred Director may choose a successor who will hold office for the unexpired term of the office in which the vacancy occurred.

        The term "Voting Parity Stock" means with regard to any matter as to which the holders of the Series B Preferred Stock are entitled to vote, any series of Dividend Parity Stock (as defined under "—Dividends-Priority of Dividends" above) upon which voting rights similar to those of the Series B Preferred Stock have been conferred and are exercisable with respect to such matter (including our Series A Preferred Stock).

        Although we do not believe the shares of the Series B Preferred Stock are considered "voting securities" currently, if they were to become "voting securities" for the purposes of the BHCA, whether because we have missed six dividend payments and holders of the Series B Preferred Stock have the right to elect directors as a result, or for other reasons, a holder of 25% or more of the Series B Preferred Stock, or a holder of a lesser percentage of our Series B Preferred Stock that is deemed to exercise a "controlling influence" over us, may become subject to regulation under the BHCA. In addition, if the shares of the Series B Preferred Stock become "voting securities", then (i) any bank holding company or foreign bank that is subject to the BHCA may need approval to acquire or retain more than 5% of the then outstanding Series B Preferred Stock, and (ii) any holder (or group of holders acting in concert) may need regulatory approval to acquire or retain 10% or more of the Series B Preferred Stock. A holder or group of holders may also be deemed to control us if they own 25% or more of our total equity, or under certain limited circumstances 33% or more of our total equity, both voting and non-voting equity, aggregating all shares held by the investor across all classes of stock. Holders of the Series B Preferred Stock should consult their own counsel with regard to regulatory implications.

        Other Voting Rights.    In addition to any other vote or consent required by Delaware law or by our Certificate of Incorporation, the vote or consent of the holders of at least 66 2/3% of the outstanding Series B Preferred Stock, voting as a separate class, is required in order to do the following:

  •
  amend or alter our Certificate of Incorporation to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of our capital stock ranking senior to the Series B Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Company;

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  amend, alter or repeal any provision of our Certificate of Incorporation, including Exhibit A to our Certificate of Incorporation, in a manner that adversely affects the rights, preferences, privileges or voting powers of the Series B Preferred Stock; or

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  consummate a binding share exchange or reclassification involving the Series B Preferred Stock or a merger or consolidation of us with another entity, unless (i) the Series B Preferred Stock remains outstanding or, in the case of a merger or consolidation in which the Company is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (ii) the Series B Preferred Stock remaining outstanding or such preference securities, have such rights, preferences, privileges, voting powers, limitations and restrictions, taken as a whole, as are not materially less favorable than the rights, preferences, privileges, voting powers, limitations and restrictions of the Series B Preferred Stock immediately prior to consummation of the transaction, taken as a whole;

provided, however, that (i) any increase in the amount of our authorized shares of preferred stock, including authorized Series B Preferred Stock, necessary to satisfy preemptive or similar rights granted by us to other persons prior to November 21, 2008, and (ii) the creation and issuance, or an increase in the authorized or issued amount, of any other series of preferred stock, or any securities convertible into or exchangeable or exercisable for any other series of preferred stock, ranking equally with and/or junior to the Series B Preferred Stock with respect to the payment of dividends, whether such dividends are cumulative or non-cumulative and the distribution of assets upon our liquidation, dissolution or winding up, will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Series B Preferred Stock and will not require the vote or consent of the holders of the Series B Preferred Stock.

        To the extent holders of the Series B Preferred Stock are entitled to vote, holders of the Series B Preferred Stock will be entitled to one vote for each share then held.

        The voting provisions described above will not apply if, at or prior to the time when the vote or consent of the holders of the Series B Preferred Stock would otherwise be required, all outstanding Series B Preferred Stock have been redeemed by us or called for redemption upon proper notice and sufficient funds have been set aside by us for the benefit of the holders of the Series B Preferred Stock to effect the redemption.

Liquidation Rights

        In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, holders of the Series B Preferred Stock will be entitled to receive for each share of the Series B Preferred Stock, out of our assets or proceeds available for distribution to our stockholders, subject to any rights of our creditors, before any distribution of assets or proceeds is made to or set aside for the holders of our common stock and any other class or series of our stock ranking junior to the Series B Preferred Stock (including our Nonvoting Convertible Preferred Stock), payment of an amount equal to the sum of (i) the $1,000 liquidation preference amount per share and (ii) the amount of any accrued and unpaid dividends on the Series B Preferred Stock (including dividends accrued on any unpaid dividends). To the extent the assets or proceeds available for distribution to stockholders are not sufficient to fully pay the liquidation payments owing to the holders of the Series B Preferred Stock and the holders of any other class or series of our stock ranking equally with the Series B Preferred Stock, the holders of the Series B Preferred Stock and such other stock will share ratably in the distribution.

        For purposes of the liquidation rights of the holders of the Series B Preferred Stock, neither our merger or consolidation with another entity, including a merger or consolidation in which the holders of the Series B Preferred Stock receive cash, securities or other property for their shares, nor a sale, lease or exchange of all or substantially all of our assets will constitute a liquidation, dissolution or winding up of the affairs of the Company.

Redemption and Repurchases

        We may redeem the Series B Preferred Stock, at any time, in whole or in part, at our option, subject to prior approval by the appropriate U.S. federal bank regulatory agency, for a redemption price equal to 100% of the liquidation preference amount per share of the Series B Preferred Stock plus any accrued and unpaid dividends to but excluding the date of redemption (including dividends accrued on any unpaid dividends), provided that any declared but unpaid dividend payable on a redemption date that occurs subsequent to the record date for the dividend will be payable to the holder of record of the redeemed shares on the dividend record date.

        To exercise the redemption right described above, we must give notice of the redemption to the holders of record of the Series B Preferred Stock by first class mail, not less than 30 days and not more than 60 days before the date of redemption. Each notice of redemption given to a holder of the Series B Preferred Stock must state: (i) the redemption date, (ii) the number of the Series B Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder, (iii) the redemption price, and (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price. In the case of a partial redemption of the Series B Preferred Stock, the shares to be redeemed will be selected either pro rata or in such other manner as our board of directors determines to be fair and equitable.

        The shares of the Series B Preferred Stock that we redeem, repurchase or otherwise acquire will revert to authorized but unissued shares of preferred stock, which may then be reissued by us as any series of preferred stock other than the Series B Preferred Stock.

No Preemptive and Conversion Rights

        The holders of the Series B Preferred Stock do not have any preemptive rights. The Series B Preferred Stock is not convertible into or exchangeable for property or shares of any other series or class of our capital stock.

DESCRIPTION OF CERTAIN PROVISIONS OF OUR CERTIFICATE
OF INCORPORATION, OUR BY-LAWS AND DELAWARE LAW

        Certain provisions of our Certificate of Incorporation and our By-laws may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the then current market price for the shares held by stockholders. These provisions are summarized in the following paragraphs.

Authorized Shares of Capital Stock

        Authorized but unissued shares of common stock and preferred stock under our Certificate of Incorporation could (within the limits imposed by applicable law and NASDAQ Global Select Market rules) be issued in one or more transactions that could make a change of control of us more difficult, and therefore more unlikely. The additional authorized shares could be used to discourage persons from attempting to gain control of us by diluting the voting power of shares then outstanding or increasing the voting power of persons who would support the board of directors in a potential takeover situation, including by preventing or delaying a proposed business combination that is opposed by the board of directors although perceived to be desirable by some stockholders.

Concentration of Ownership

        The members of the Taylor family, including Bruce W. Taylor and Jeffrey W. Taylor, each of whom currently serves as a director on our board, in the aggregate beneficially own approximately 15.6% of our outstanding shares of common stock (assuming the exercise in full of any options and warrants owned by such persons to purchase our common stock (and not any other holders thereof)) as of December 20, 2012. Voting power over all 3,987,612 shares of common stock held of record by a voting trust, which represent the significant majority of the shares of common stock beneficially owned by the members of the Taylor family, is exercised by the majority vote of Bruce W. Taylor, Jeffrey W. Taylor and Cindy Taylor Robinson, the trustees of the voting trust. Accordingly, Bruce W. Taylor, Jeffrey W. Taylor and Cindy Taylor Robinson, as trustees of the voting trust, are able to exercise significant control over all matters requiring the approval of our stockholders, including the election of directors and approval of significant corporate transactions and matters including mergers or similar transactions and amendments to our Certificate of Incorporation.

        Additionally, Harrison I. Steans and Jennifer W. Steans, each of whom currently serves as a director on our board, and other members of their extended family in the aggregate beneficially own approximately 27.6% of our outstanding shares of common stock (assuming the exercise in full of any options and warrants owned by such persons to purchase our common stock (and not any other holders thereof)) as of December 20, 2012. The Steans family, were its members to collectively vote in favor of or against any proposal, could also separately exercise significant control over matters requiring the approval of our stockholders.

Limitations on Right to Call Special Meetings; No Action by Written Consent; Stockholder Proposal Notice Requirements

        Under our By-laws, special meetings of our stockholders may be called by our President, the Chairman of our board of directors, or a majority of our board of directors. Our stockholders are entitled to request that our board of directors convene a special meeting of stockholders only upon the written request to the board of directors by the holders of at least 35% of the total voting power of the outstanding stock entitled to vote generally in the election of the members our board of directors. Further, our common stockholders are unable to take action by written consent, and therefore, may only take action at stockholder meetings. Additionally, our By-laws require that stockholder proposals meet certain advance notice and minimum informational requirements. These provisions could have the effect of delaying until the next annual stockholders' meeting stockholder actions which are favored by the holders of a majority of our outstanding voting securities. These provisions could also discourage a third party from making a tender offer for our common stock, because even if it acquired a majority of our outstanding voting securities, it would only be able to take action as a stockholder, such as electing new directors or approving a merger, at a duly called stockholders' meeting and not by written consent.

Delaware Law

        As we have not elected to opt out of the applicability of Section 203 of the Delaware General Corporation Law in our Certificate of Incorporation, we are currently governed by this section of Delaware law. Under Section 203 of the Delaware General Corporation Law, subject to exceptions, we are prohibited from engaging in any business combination with any interested stockholder for a period of three years following the time that the stockholder became an interested stockholder. For this purpose, an "interested stockholder" generally includes current and certain former holders of 15% or more of our outstanding stock. The provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board of directors. These provisions may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

DESCRIPTION OF DEBT SECURITIES

General

        The debt securities that we may offer using this prospectus consist of notes, debentures or other evidences of indebtedness. Any debt securities that we offer and sell will be our direct obligations. Debt securities may be issued in one or more series. All debt securities of any one series need not be issued at the same time, and unless otherwise provided, a series of debt securities may be reopened, with the required consent of the holders of outstanding debt securities, for issuance of additional debt securities of that series or to establish additional terms of that series of debt securities (with such additional terms applicable only to unissued or additional debt securities of that series). The form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and is subject to any amendments or supplements that we may enter into with the trustee(s). The material terms of the indenture are summarized below and we refer you to the indenture for a detailed description of these material terms. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series. These provisions may include, among other things and to the extent applicable, the following:

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  the title of the debt securities, including, as applicable, whether the debt securities will be issued as senior debt securities, senior subordinated debt securities, subordinated debt securities or junior subordinated debt securities, and any subordination provisions particular to the series of debt securities;

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  any limit on the aggregate principal amount of the debt securities;

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  if other than 100% of the aggregate principal amount, the percentage of the aggregate principal amount at which we will sell the debt securities (i.e., original issuance discount);

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  the date or dates, whether fixed or extendable, on which the principal of the debt securities will be payable;

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  the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which we will pay any such interest, the basis upon which interest will be calculated if other than that of a 360-day year consisting of twelve 30-day months, and, in the case of registered securities, the record dates for the determination of holders to whom interest is payable;

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  the place or places where the principal of, and any premium or interest on, the debt securities will be payable and, if applicable, where the debt securities may be surrendered for conversion or exchange;

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  whether we may, at our option, redeem, repurchase or repay the debt securities, and if so, the price or prices at which, the period or periods within which, and the terms and conditions upon which, we may redeem, repurchase or repay the debt securities, in whole or in part, pursuant to any sinking fund or otherwise;

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  if other than 100% of the aggregate principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of the maturity date thereof or provable in bankruptcy, or, if applicable, which is convertible or exchangeable;

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  any obligation we may have to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the price or prices at which, the currency in which and the period or periods within which, and the other terms and conditions upon which, the debt securities will be redeemed, purchased or repaid, in whole or in part, pursuant to any such obligation, and any provision for the remarketing of the debt securities;

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  whether the debt securities will be registered securities or unregistered securities or both, and the rights of the holders of the debt securities to exchange unregistered securities for registered securities, or vice-versa, and the circumstances under which any such exchanges, if permitted, may be made;

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  the denominations, which may be in U.S. dollars or in any foreign currency, in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

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  whether the debt securities will be issued in the form of certificated debt securities, and if so, the form of the debt securities (or forms thereof if unregistered and registered securities are issuable in that series), including the legends required by law or as we deem necessary or appropriate, the form of any coupons or temporary global security which may be issued and the forms of any other certificates which may be required under the indenture or which we may require in connection with the offering, sale, delivery or exchange of the debt securities;

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  if other than U.S. dollars, the currency or currencies in which payments of principal, interest and other amounts payable with respect to the debt securities will be denominated, payable, redeemable or repurchasable, as the case may be;

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  whether the debt securities may be issuable in tranches;

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  the obligations, if any, we may have to permit the conversion or exchange of the debt securities into common stock, preferred stock or other capital stock or property, or a combination thereof, and the terms and conditions upon which such conversion or exchange will be effected (including the conversion price or exchange ratio), and any limitations on the ownership or transferability of the securities or property into which the debt securities may be converted or exchanged;

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  any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;

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  if the debt securities do not bear interest, the applicable dates required under the indenture for furnishing information to the trustee regarding the holders of the debt securities;

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  any deletions from, modifications of or additions to (i) the events of default with respect to the debt securities or (ii) the rights of the trustee or the holders of the debt securities in connection with events of default;

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  any deletions from, modifications of or additions to the covenants with respect to the debt securities;

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  if the amount of payments of principal of, and make-whole amount, if any, and interest on the debt securities may be determined with reference to an index, the manner in which such amount will be determined;

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  whether the debt securities will be issued in whole or in part in the global form of one or more debt securities and, if so, the depositary for such debt securities, the circumstances under which any such debt security may be exchanged for debt securities registered in the name of, and under which any transfer of debt securities may be registered in the name of, any person other than such depositary or its nominee, and any other provisions regarding such debt securities;

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  whether, under what circumstances and the currency in which, we will pay additional amounts on the debt securities to any holder of the debt securities who is not a U.S. person in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts (and the terms of any such option);

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  whether the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms of any related security, pledge or other agreements;

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  the persons to whom any interest on the debt securities will be payable, if other than the registered holders thereof on the regular record date therefor; and

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  any other material terms or conditions upon which the debt securities will be issued.

        Unless otherwise indicated in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $1,000 and in integral multiples of $1,000, and interest will be computed on the basis of a 360-day year of twelve 30-day months. If any interest payment date or the maturity date falls on a day that is not a business day, then the payment will be made on the next business day without additional interest and with the same effect as if it were made on the originally scheduled date.

        Unless otherwise indicated in the applicable prospectus supplement, the trustee will act as paying agent and registrar for the debt securities under the indenture. We may also act as paying agent under the indenture.

        The applicable prospectus supplement will contain a description of U.S. federal income tax consequences relating to the debt securities, to the extent applicable.

Covenants

        The applicable prospectus supplement will describe any covenants, such as restrictive covenants restricting us or any of our subsidiaries from incurring, issuing, assuming or guarantying any indebtedness or restricting us or any of our subsidiaries from paying dividends or acquiring any of our or its capital stock.

Consolidation, Merger and Transfer of Assets

        The indenture permits a consolidation or merger between us and another entity and/or the sale, conveyance or lease by us of all or substantially all of our property and assets; provided, however, that:

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  the resulting or acquiring entity, if other than us, is organized and existing under the laws of a U.S. jurisdiction and assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;

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  immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists; and

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  we have delivered to the trustee an officers' certificate stating that the transaction and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture, comply with the indenture and that all conditions precedent to the transaction contained in the indenture have been satisfied.

        If we consolidate or merge with or into any other entity, or sell or lease all or substantially all of our assets in compliance with the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture and the debt securities with the same effect as if it had been an original party to the indenture and the debt securities. As a result, such successor entity may exercise our rights and powers under the indenture and the debt securities, in our name, and, except in the case of a lease, we will be released from all our liabilities and obligations under the indenture and under the debt securities.

        Notwithstanding the foregoing, we may transfer all of our property and assets to another entity if, immediately after giving effect to the transfer, such entity is our wholly owned subsidiary. The term "wholly owned subsidiary" means any subsidiary in which we and/or our other wholly owned subsidiaries own all of the outstanding capital stock.

Modification and Waiver

        Under the indenture, some of our rights and obligations and some of the rights of the holders of the debt securities may be modified or amended with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected by the modification or amendment. However, the following modifications and amendments will not be effective against any holder without its consent:

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  a change in the stated maturity date of any payment of principal or interest;

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  a reduction in the principal amount of, or interest on, any debt securities;

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  an alteration or impairment of any right to convert at the rate or upon the terms provided in the indenture;

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  a change in the currency in which any payment on the debt securities is payable;

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  an impairment of a holder's right to sue us for the enforcement of payments due on the debt securities; or

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  a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture.

        Under the indenture, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities may, on behalf of all holders of the debt securities:

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  waive compliance by us with certain restrictive provisions of the indenture; and

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  waive any past default under the indenture in accordance with the applicable provisions of the indenture, except a default in the payment of the principal of, or interest on, any series of debt securities.

Events of Default

        Unless we indicate otherwise in the applicable prospectus supplement, "event of default" under the indenture will mean, with respect to any series of debt securities, any of the following:

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  failure to pay interest on any debt security for 30 days after the payment is due;

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  failure to pay the principal of any debt security when due, either at maturity, upon redemption, by declaration or otherwise;

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  failure on our part to observe or perform any other covenant or agreement in the indenture that applies to the debt securities for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture; and

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  certain events of bankruptcy, insolvency or reorganization.

        If an event of default occurs and continues, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare the entire principal of all the debt securities to be due and payable immediately, except that, if the event of default is caused by certain events of bankruptcy, insolvency or reorganization, the entire principal of all of the debt securities of such series will become due and payable immediately without any act on the part of the trustee or holders of the debt securities. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of such series can, subject to conditions, rescind the declaration.

        The indenture requires us to furnish to the trustee, not less often than annually, a certificate from our principal executive officer, principal financial officer or principal accounting officer, as the case may be, as to such officer's knowledge of our compliance with all conditions and covenants under the indenture. The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal of, or interest on, any debt securities if the trustee in good faith determines that the withholding of notice is in the best interests of the holders. For purposes of this paragraph, "default" means any event which is, or after notice or lapse of time or both would become, an event of default under the indenture.

        The trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders of debt securities, unless the holders offer the trustee satisfactory security or indemnity. If satisfactory security or indemnity is provided, then, subject to other rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities may direct the time, method and place of:

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  conducting any proceeding for any remedy available to the trustee; or

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  exercising any trust or power conferred upon the trustee.

        The holder of a debt security will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

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  the holder has previously given the trustee written notice of a continuing event of default;

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  the holders of not less than a majority in aggregate principal amount of the outstanding debt securities have made a written request of, and offered reasonable indemnity to, the trustee to begin such proceeding;

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  the trustee has not started such proceeding within 60 days after receiving the request; and

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  no direction inconsistent with such written request has been given to the trustee under the indenture.

        However, the holder of any debt security will have an absolute right to receive payment of principal of, and interest on, the debt security when due and to institute suit to enforce payment.

Satisfaction and Discharge; Defeasance

Satisfaction and Discharge of Indenture

        Unless otherwise indicated in the applicable prospectus supplement, if at any time,

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  we have paid the principal of and interest on all the debt securities of any series, except for debt securities which have been destroyed, lost or stolen and which have been replaced or paid in accordance with the indenture, as and when the same has become due and payable;

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  we have delivered to the trustee for cancellation all debt securities of any series theretofore authenticated, except for debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the indenture; or

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  all the debt securities of such series not theretofore delivered to the trustee for cancellation have become due and payable, or are by their terms are to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee, in trust, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums due on the debt securities, on the dates the payments are due or become due under the indenture and the terms of the debt securities;

then the indenture shall cease to be of further effect with respect to the debt securities of such series, except for (i) rights of registration of transfer and exchange, and our right of optional redemption, (ii) substitution of mutilated, defaced, destroyed, lost or stolen debt securities, (iii) rights of holders to receive payments of principal thereof and interest thereon upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the holders to receive mandatory sinking fund payments, if any, (iv) the rights, obligations and immunities of the trustee under the indenture, and (v) the rights of the holders of such series of debt securities as beneficiaries thereof with respect to the property so deposited with the trustee payable to all or any of them.

Defeasance and Covenant Defeasance

        Unless otherwise indicated in the applicable prospectus supplement, we may elect with respect to any debt securities of any series either:

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  to defease and be discharged from all of our obligations with respect to such debt securities ("defeasance"), with certain exceptions described below; or

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  to be released from our obligations with respect to such debt securities under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations will not constitute a default or an event of default with respect to such debt securities ("covenant defeasance").

        We must comply with the following conditions before the defeasance or covenant defeasance can be effected:

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  we must irrevocably deposit with the indenture trustee or other qualifying trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the trustee, trust funds in trust solely for the benefit of the holders of such debt securities, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums on the due dates for those payments; and

  •
  we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance, as the case may be, to be effected with respect to such debt securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such defeasance or covenant defeasance, as the case may be, had not occurred.

        In connection with defeasance, any irrevocable trust agreement contemplated by the indenture must include, among other things, provision for (i) payment of the principal of and interest on such debt securities, if any, appertaining thereto when due (by redemption, sinking fund payments or otherwise), (ii) the payment of the expenses of the trustee incurred or to be incurred in connection with carrying out such trust provisions, (iii) rights of registration, transfer, substitution and exchange of such debt securities in accordance with the terms stated in the indenture, and (iv) continuation of the rights, obligations and immunities of the trustee as against the holders of such debt securities as stated in the indenture.

        The accompanying prospectus supplement may further describe any provisions permitting or restricting defeasance or covenant defeasance with respect to the debt securities of a particular series.

Global Securities

        Unless otherwise indicated in the applicable prospectus supplement, each debt security offered by this prospectus will be issued in the form of one or more global debt securities representing all or part of that series of debt securities. This means that we will not issue certificates for that series of debt securities to the holders. Instead, a global debt security representing that series will be deposited with, or on behalf of, a securities depositary and registered in the name of the depositary or a nominee of the depositary. Any such depositary must be a clearing agency registered under the Exchange Act. We will describe the specific terms of the depositary arrangement with respect to a series of debt securities to be represented by a global security in the applicable prospectus supplement.

Notices

        We will give notices to holders of the debt securities by mail at the addresses listed in the security register. In the case of notice in respect of unregistered securities or coupon securities, we may give notice by publication in a newspaper of general circulation in New York, New York.

Governing Law

        The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of Delaware, except to the extent the Trust Indenture Act of 1939 is applicable.

Regarding the Trustee

        From time to time, we may maintain deposit accounts and conduct other banking transactions with the trustee to be appointed under the indenture or its affiliates in the ordinary course of business.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of debt securities, preferred stock, common stock, other securities of the Company or any combination of the foregoing. Warrants may be issued alone or together with securities offered by any prospectus supplement and may be attached to, or separate from, those securities. The particular terms of any warrants will be described more specifically in the prospectus supplement relating to such warrants.

        The prospectus supplement relating to any warrants we are offering will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The prospectus supplement will include some or all of the following information:

  •
  the title and specific designation of the warrants;

  •
  the aggregate number of warrants offered;

  •
  the amount of warrants outstanding, if any;

  •
  the designation, number and terms of the securities purchasable upon exercise of the warrants, and procedures that will result in the adjustment of those numbers;

  •
  the exercise price or prices of the warrants;

  •
  the dates or periods during which the warrants are exercisable;

  •
  the designation and terms of any securities with which the warrants are issued;

  •
  if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

  •
  if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

  •
  any minimum or maximum amount of warrants that may be exercised at any one time;

  •
  the anti-dilution provisions of the warrants, if any;

  •
  if applicable, the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

  •
  any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

  •
  any other material terms of the warrants.

        Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up, or to exercise voting rights, if any.

DESCRIPTION OF DEPOSITARY SHARES

        This following is a summary of the general terms of the deposit agreement to govern any depositary shares we may offer representing fractional interests in shares of our preferred stock, the depositary shares themselves and the related depositary receipts. This summary does not purport to be complete in all respects and is subject to and qualified entirely by reference to the relevant deposit agreement and depositary receipt with respect to the depositary shares relating to any particular series of preferred stock. The specific terms of any depositary shares we may offer will be described in the applicable prospectus supplement. If so described in the applicable prospectus supplement, the terms of that series of depositary shares may differ from the general description of terms presented below.

General

        We may offer fractional interests in shares of our preferred stock, rather than full shares of preferred stock, most likely in the event that our then authorized but yet undesignated shares of preferred stock is not sufficient to offer full shares of preferred stock. If we do, we will provide for the issuance by a depositary to the public of receipts for depositary shares, each of which will represent a fractional interest in a share of a particular series of preferred stock.

        The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the U.S. and having a combined capital and surplus of such amount as may be set forth in the applicable prospectus supplement, which we refer to in this section as the depositary. We will name the depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share. Those rights include any dividend, voting, redemption, conversion and liquidation rights.

        The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase fractional interests in shares of the related series of preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement.

        Unless we specify otherwise in the applicable prospectus supplement, you will not be entitled to receive the whole shares of preferred stock underlying the depositary shares.

Dividend Rights

        The depositary will distribute all cash dividends or other cash distributions in respect of the preferred stock underlying the depositary shares to each record holder of depositary shares based on the number of the depositary shares owned by that holder on the relevant record date. The depositary will distribute only that amount which can be distributed without attributing to any holder of depositary shares a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.

        If there is a distribution other than in cash, the depositary will distribute property to the entitled record holders of depositary shares, unless the depositary determines that it is not feasible to make that distribution. In that case the depositary may, with our approval, adopt the method it deems equitable and practicable for making that distribution, including any sale of property and distribution of the net proceeds from this sale to the applicable holders.

        The deposit agreement will also contain provisions relating to how any subscription or similar rights offered by us to holders of the preferred stock will be made available to the holders of depositary shares.

Voting Rights

        When the depositary receives notice of any meeting at which the holders of the preferred stock may vote, the depositary will mail information about the meeting contained in the notice, and any accompanying proxy materials, to the record holders of the depositary shares relating to the preferred stock. Each record holder of such depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to how the preferred stock underlying the holder's depositary shares should be voted.

Conversion or Exchange Rights

        If any series of preferred stock underlying the depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.

Redemption

        If the series of the preferred stock underlying the depositary shares is subject to redemption, all or a part of the depositary shares will be redeemed from the redemption proceeds of that series of the preferred stock held by the depositary. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock. Whenever we redeem preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.

        After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will cease, except the right to receive money or other property that the holders of the depositary shares were entitled to receive upon the redemption. Payments will be made when holders surrender their depositary receipts to the depositary.

Taxation

        Owners of depositary shares will be treated for U.S. federal income tax purposes as if they were owners of the preferred stock represented by the depositary shares. If necessary, the applicable prospectus supplement will provide a description of U.S. federal income tax consequences relating to the purchase and ownership of the depositary shares and the preferred stock represented by the depositary shares.

Amendment and Termination of the Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary at any time. However, certain amendments as specified in the applicable prospectus supplement will not be effective unless approved by the record holders of at least a majority of the depositary shares then-outstanding. A deposit agreement may be terminated by us or the depositary only if:

  •
  all outstanding depositary shares relating to the deposit agreement have been redeemed; or

  •
  there has been a final distribution on the preferred stock of the relevant series in connection with our liquidation, dissolution or winding up of our business and the distribution has been distributed to the holders of the related depositary shares.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay associated charges of the depositary for the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges that are stated to be their responsibility in the deposit agreement.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering notice to us. We may also remove the depositary at any time. Resignations or removals will take effect when a successor depositary is appointed and it accepts the appointment.

DESCRIPTION OF SUBSCRIPTION RIGHTS

        This following is a summary of the general terms of the subscription rights to purchase common stock or other securities that we may offer to stockholders using this prospectus. This summary does not purport to be complete in all respects and is subject to and qualified entirely by reference to the applicable forms of subscription agent agreement and subscription certificate for a full understanding of all terms of any series of subscription rights.

        Subscription rights may be issued independently or together with any other security and may or may not be transferable. As part of any subscription rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such subscription rights offering. If we issue subscription rights, they will be governed by a separate subscription agent agreement that we will sign with a bank or trust company, as rights agent, that will be named in the applicable prospectus supplement. The rights agent will act solely as our agent and will not assume any obligation to any holders of subscription rights certificates or beneficial owners of subscription rights.

        The prospectus supplement relating to any subscription rights we offer will describe the specific terms of the offering and the subscription rights, including the record date for stockholders entitled to the subscription rights distribution, the number of subscription rights issued and the number of shares of common stock or other securities that may be purchased upon exercise of the subscription rights, the exercise price of the subscription rights, the date on which the subscription rights will become effective and the date on which the subscription rights will expire, and any material U.S. federal income tax considerations.

        In general, a subscription right entitles the holder to purchase for cash a specific number of shares of common stock or other securities at a specified exercise price. The rights are normally issued to stockholders as of a specific record date, may be exercised only for a limited period of time and become void following the expiration of such period. If we determine to issue subscription rights, we will accompany this prospectus with a prospectus supplement that will describe, among other things:

  •
  the record date for stockholders entitled to receive the subscription rights;

  •
  the number of shares of common stock or other securities that may be purchased upon exercise of each subscription right;

  •
  the exercise price of the subscription rights;

  •
  whether the subscription rights are transferable;

  •
  the period during which the subscription rights may be exercised and when they will expire;

  •
  the steps required to exercise the subscription rights;

  •
  whether the subscription rights include "oversubscription rights" so that the holder may purchase more securities if other holders do not purchase their full allotments; and

  •
  whether we intend to sell the shares of common stock or other securities that are not purchased in the rights offering to an underwriter or other purchaser under a contractual "standby" commitment or other arrangement.

        If fewer than all of the subscription rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement. After the close of business on the expiration date of a subscription rights offering, all unexercised subscription rights will become void.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

        We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of our common stock at a future date or dates, which we refer to in this prospectus as "Stock Purchase Contracts." The price per share, and number of shares, of our common stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as a part of units consisting of a Stock Purchase Contract and our debt securities or debt obligations of third parties, including Treasury securities, securing the holders' obligations to purchase the shares of our common stock under the Stock Purchase Contracts, which we refer to in this prospectus as "Stock Purchase Units." The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner. The Stock Purchase Contracts also may require us to make periodic payments to the holders of the Stock Purchase Units or vice-versa and such payments may be unsecured or prefunded on some basis.

        The applicable prospectus supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the Stock Purchase Contracts, and, if applicable, collateral or depositary arrangements, relating to the Stock Purchase Contracts or Stock Purchase Units. Material U.S. federal income tax considerations applicable to the Stock Purchase Units and the Stock Purchase Contracts will also be discussed in the applicable prospectus supplement.

DESCRIPTION OF UNITS

        As specified in the applicable prospectus supplement, we may issue units consisting of one or more debt securities, shares of common stock, shares of preferred stock or warrants or any combination of such securities, including guarantees of any securities.

        A prospectus supplement and any other offering materials relating to any units issued under the registration statement containing this prospectus will specify the terms of the units, including:

  •
  the terms of the units and of any of the debt securities, common stock, preferred stock, warrants and guarantees comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

  •
  a description of the terms of any unit agreement governing the units; and

  •
  a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

        We may sell the securities covered by this prospectus from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices at the time of sale, at negotiated prices or at fixed prices, which may change from time to time. We may sell the securities directly to one or more purchasers, through agents, to dealers, through underwriters, brokers or dealers, or through a combination of any of these sales methods or through any other method permitted by law (including in "at the market" equity offerings as defined in Rule 415 of the Securities Act). We reserve the right to accept or reject, in whole or in part, any proposed purchase of securities, whether the purchase is to be made directly or through agents.

        Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement, if required, that contains the specific terms of the offering, including:

  •
  the name or names of the underwriters, dealers or agents, if any, and the types and amounts of securities underwritten or purchased by each of them;

  •
  the public offering price of the securities and the proceeds we will receive from the sale;

  •
  any over-allotment options under which underwriters may purchase additional securities from us;

  •
  any agency fees or underwriting discounts or other items constituting agents' or underwriters' compensation;

  •
  any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchange or market on which the securities may be listed.

        Only underwriters that we have named in a prospectus supplement will be underwriters of the securities offered by that prospectus supplement.

        If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

        We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

        We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the applicable prospectus supplement.

        We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

        All securities we may offer, other than common stock or other outstanding securities, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

        Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

        Under the securities laws of some states, to the extent applicable, the securities may be sold in such states only through registered or licensed brokers or dealers. In addition, if our common stock is no longer listed on the NASDAQ Global Select Market or another national securities exchange, in some states the securities may not be sold unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

LEGAL MATTERS

        The validity of the issuance of the securities offered by us pursuant to this prospectus will be passed upon by our counsel Barack Ferrazzano Kirschbaum & Nagelberg LLP of Chicago, Illinois.

EXPERTS

        The consolidated financial statements of Taylor Capital Group, Inc. as of December 31, 2011 and 2010, and for each of the years in the three-year period ended December 31, 2011, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2011, have been incorporated by reference in this prospectus in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

 WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Exchange Act and file with the SEC proxy statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as required of a U.S. listed company. You may read and copy any document we file at the SEC's public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC's web site at www.sec.gov or on our website at www.taylorcapitalgroup.com. However, other than our available SEC filings, the information on, or that can be accessible through, our website does not constitute a part of, and is not incorporated by reference in, this prospectus. Written requests for copies of the documents we file with the SEC should be directed to Taylor Capital Group, Inc., 9550 West Higgins Road, Rosemont, Illinois 60018, Attention: Investor Relations, telephone: (847) 653-7978.

        This prospectus is part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act. As permitted by the SEC, this prospectus does not contain all the information in the registration statement filed with the SEC. For a more complete understanding of this offering, you should refer to the complete registration statement, including exhibits, on Form S-3 that may be obtained as described above. Statements contained in this prospectus about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the contract or other document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual contract or other document.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to incorporate by reference the information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus. We incorporate by reference the following documents and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering (other than information "furnished" rather than "filed" and information that is modified or superseded by subsequently filed documents prior to the termination of this offering):

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on March 9, 2012;

  •
  Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2012, filed with the SEC on May 4, 2012, for the quarter ended June 30, 2012, filed with the SEC on August 8, 2012, and for the quarter ended September 30, 2012, filed with the SEC on November 6, 2012;

  •
  Our Current Reports on Form 8-K filed with the SEC on January 6, 2012, January 25, 2012 (except the information furnished under Items 2.02 and 7.01 thereof), January 31, 2012, March 30, 2012, April 6, 2012, April 19, 2012 (except the information furnished under Items 2.02 and 7.01 thereof), May 31, 2012 (except the information furnished under Item 7.01 thereof), June 6, 2012, June 14, 2012, June 20, 2012, July 18, 2012 (except the information furnished under Items 2.02 and 7.01 thereof), September 26, 2012, October 17, 2012 (except the information furnished under Items 2.02 and 7.01 thereof), November 16, 2012, November 20, 2012 and November 30, 2012;

  •
  Our Definitive Proxy Statement related to our 2012 annual meeting of stockholders, as filed with the SEC on April 27, 2012; and

  •
  The description of our common stock set forth in our Registration Statement on Form 8-A filed with the SEC on October 10, 2002, including all amendments and reports filed for the purpose of updating such description.

        We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus and a copy of any or all other contracts or documents which are referred to in this prospectus. Requests should be directed to:

Taylor Capital Group, Inc.
Attention: Investor Relations
9550 West Higgins Road
Rosemont, Illinois 60018
Telephone number: (847) 653-7978

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth our estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions.

SEC Registration Fee	$18,694.61
Trustee Fees	*
Printing Expenses	*
Rating Agency Fees	*
Legal Fees and Expenses	*
Accounting Fees and Expenses	*
Miscellaneous	*
Total	*

*
These fees are not presently known and cannot be estimated at this time, as they will be based upon, among other things, the amount and type of security being offered as well as the number of offerings.

Item 15.    Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation Law authorizes a corporation's board of directors to grant indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.

        Our Certificate of Incorporation, includes a provision that eliminates the personal liability of our directors for monetary damages for breach of their fiduciary duty as a director to the fullest extent permitted by the Delaware General Corporation Law, except for liability:

  •
  for any breach of the director's duty of loyalty to us or our stockholders;

  •
  for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

  •
  for unlawful payments of dividends or unlawful stock repurchases or redemptions; and

  •
  for any transaction from which the director derived an improper personal benefit.

        These provisions do not affect a director's responsibilities under any other laws, including the federal securities laws or state or federal environmental laws.

        Our By-laws also contain provisions that require us to indemnify our directors, and permit us to indemnify our officers and employees, to the fullest extent permitted by Delaware law. However, we are not obligated to indemnify any such person:

  •
  with respect to proceedings, claims or actions initiated or brought voluntarily by any such person and not by way of defense; or

  •
  for any amounts paid in settlement, without our prior written consent, of an action in respect of which we would otherwise indemnify such person.

        We have entered into indemnity agreements with each of our directors and executive officers providing for the indemnification described above. We believe that these limitations on liability are essential to attracting and retaining qualified persons as directors and executive officers. We have also obtained directors' and officers' liability insurance to cover these individuals.

        Under agreements which may be entered into by us, certain of our directors and officers may be entitled to indemnification by underwriters and agents who participate in the distribution of securities covered by this registration statement against certain liabilities, including liabilities under the Securities Act.

Item 16.    Exhibits.

Exhibit Number	Description of Exhibits
1.1	Form of Underwriting Agreement.*
1.2	Form of Placement Agent Agreement.*
3.1	Fourth Amended and Restated Certificate of Incorporation of Taylor Capital Group, Inc. (incorporated by reference to Exhibit 3.1 of the Company's Current Report on Form 8-K filed June 6, 2012).
3.2	Fourth Amended and Restated By-laws of Taylor Capital Group, Inc. (incorporated by reference to Exhibit 3.2 of the Company's Current Report on Form 8-K filed June 6, 2012).
4.1
Certificate of Designations of Taylor Capital Group, Inc. with respect to the Perpetual Non-Cumulative Preferred Stock, Series A (incorporated by reference to Exhibit 3.1 of the Company's Current Report on Form 8-K filed November 20, 2012).
4.2
Form of certificate representing Taylor Capital Group, Inc. common stock (incorporated by reference to Exhibit 4.3 to the Company's Amended Registration Statement on Form S-1/A filed October 1, 2002 (Registration No. 333-89158)).
4.3	Form of Certificate of Designation of Preferred Stock.*
4.4	Form of Preferred Stock Certificate.*
4.5	Form of Warrant and Warrant Certificate.*
4.6	Form of Indenture (incorporated by reference to Exhibit 4.12 of the Company's Registration Statement on Form S-3 filed January 10, 2011 (Registration No. 333-171634)).
4.7	Form of Senior Debt Security.*
4.8	Form of Subordinated Debt Security.*
4.9	Form of Purchase Contract Agreement.*
4.10	Form of Depositary Agreement and Depositary Receipt.*
4.11	Form of Subscription Certificate.*
4.12	Form of Subscription Agent Agreement.*
4.13	Form of Unit Agreement and Unit Certificate.*
5.1	Opinion of Barack Ferrazzano Kirschbaum & Nagelberg LLP as to the legality of the securities being registered (including consent).

Exhibit Number	Description of Exhibits
12.1	Calculation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Fixed Charges and Preferred Stock Dividends.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Barack Ferrazzano Kirschbaum & Nagelberg LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page to the registration statement).
25.1	Statement of Eligibility of Trustee on Form T-1 for the Senior Indenture and Subordinated Indenture.*

*
To be filed by amendment or as an exhibit to a document incorporated by reference herein.

Item 17.    Undertakings.

        The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  to include any prospectus required by Section 10(a)(3) of the Securities Act;

  (ii)
  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  (iii)
  to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act to any purchaser:

  (i)
  each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (ii)
  each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (5)
  That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  (iii)
  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned Registrant; and

  (iv)
  any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

  (6)
  That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (7)
  To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act of 1939.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rosemont, State of Illinois, on the 20th day of December, 2012.

TAYLOR CAPITAL GROUP, INC.
By:	/s/ BRIAN T. BLACK Brian T. Black General Counsel and Corporate Secretary

Power of Attorney

        Each person whose signature appears below hereby constitutes and appoints each of Mark A. Hoppe, Randall T. Conte and Brian T. Black his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, to sign on his or her behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this registration statement on Form S-3 (including any registration statement filed pursuant to Rule 462(b) under the Securities Act, and all amendments thereto) and to file the same, with all exhibits thereto and any other documents in connection therewith, with the SEC under the Securities Act, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on December 20, 2012.

Signature	Title
/s/ BRUCE W. TAYLOR Bruce W. Taylor	Chairman
/s/ MARK A. HOPPE Mark A. Hoppe	Chief Executive Officer, President and Director
/s/ RANDALL T. CONTE Randall T. Conte	Chief Financial Officer and Chief Operating Officer (Principal Financial and Accounting Officer)
/s/ HARRISON I. STEANS Harrison I. Steans	Director

Signature	Title
/s/ RONALD L. BLIWAS Ronald L. Bliwas	Director
/s/ C. BRYAN DANIELS C. Bryan Daniels	Director
/s/ RONALD EMANUEL Ronald Emanuel	Director
/s/ M. HILL HAMMOCK M. Hill Hammock	Director
/s/ ELZIE L. HIGGINBOTTOM Elzie L. Higginbottom	Director
/s/ MICHAEL H. MOSKOW Michael H. Moskow	Director
/s/ LOUISE O'SULLIVAN Louise O'Sullivan	Director
/s/ SHEPHERD G. PRYOR, IV Shepherd G. Pryor, IV	Director
/s/ JENNIFER W. STEANS Jennifer W. Steans	Director
/s/ JEFFREY W. TAYLOR Jeffrey W. Taylor	Director
/s/ RICHARD W. TINBERG Richard W. Tinberg	Director

EXHIBIT INDEX

Exhibit Number	Description of Exhibits
1.1	Form of Underwriting Agreement.*
1.2	Form of Placement Agent Agreement.*
3.1	Fourth Amended and Restated Certificate of Incorporation of Taylor Capital Group, Inc. (incorporated by reference to Exhibit 3.1 of the Company's Current Report on Form 8-K filed June 6, 2012).
3.2	Fourth Amended and Restated By-laws of Taylor Capital Group, Inc. (incorporated by reference to Exhibit 3.2 of the Company's Current Report on Form 8-K filed June 6, 2012).
4.1
Certificate of Designations of Taylor Capital Group, Inc. with respect to the Perpetual Non-Cumulative Preferred Stock, Series A (incorporated by reference to Exhibit 3.1 of the Company's Current Report on Form 8-K filed November 20, 2012).
4.2
Form of certificate representing Taylor Capital Group, Inc. common stock (incorporated by reference to Exhibit 4.3 to the Company's Amended Registration Statement on Form S-1/A filed October 1, 2002 (Registration No. 333-89158)).
4.3	Form of Certificate of Designation of Preferred Stock.*
4.4	Form of Preferred Stock Certificate.*
4.5	Form of Warrant and Warrant Certificate.*
4.6	Form of Indenture (incorporated by reference to Exhibit 4.12 of the Company's Registration Statement on Form S-3 filed January 10, 2011 (Registration No. 333-171634)).
4.7	Form of Senior Debt Security.*
4.8	Form of Subordinated Debt Security.*
4.9	Form of Purchase Contract Agreement.*
4.10	Form of Depositary Agreement and Depositary Receipt.*
4.11	Form of Subscription Certificate.*
4.12	Form of Subscription Agent Agreement.*
4.13	Form of Unit Agreement and Unit Certificate.*
5.1	Opinion of Barack Ferrazzano Kirschbaum & Nagelberg LLP as to the legality of the securities being registered (including consent).
12.1	Calculation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Fixed Charges and Preferred Stock Dividends.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Barack Ferrazzano Kirschbaum & Nagelberg LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page to the Registration Statement).
25.1	Statement of Eligibility of Trustee on Form T-1 for the Senior Indenture and Subordinated Indenture.*

*
To be filed by amendment or as an exhibit to a document incorporated by reference herein.